Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick
Vice President, Investor Relations
(908) 277-8413

Media Relations:	Holly P. Glass
Vice President, Government and Public Affairs
(703) 754-2848

BARD ANNOUNCES SECOND QUARTER RESULTS

EARNINGS PER SHARE UP 20 PERCENT, 15 PERCENT ON ADJUSTED BASIS

MURRAY HILL, NJ — (July 24, 2007) — C. R. Bard, Inc. (NYSE-BCR) today reported 2007 second quarter financial results. Second quarter 2007 net sales were $545.7 million, an increase of 10 percent over the prior-year period. Excluding the impact of foreign exchange, second quarter 2007 net sales increased 8 percent over the prior-year period.

For the second quarter 2007, net sales in the U.S. were $374.8 million and net sales outside the U.S. were $170.9 million, up 8 percent and 13 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, second quarter 2007 net sales outside the U.S. increased 7 percent over the prior-year period.

For the second quarter 2007, income from continuing operations was $97.5 million and diluted earnings per share from continuing operations were 91 cents, both up 20 percent as compared to second quarter 2006 results. Adjusting for certain items that affect comparability between periods, second quarter 2007 income from continuing operations and related diluted earnings per share were up 14 percent and 15 percent, respectively, as compared to second quarter 2006 results. The adjustment to the second quarter 2007 results included an item detailed in the tables below that decreased income from continuing operations by $1.5 million (after-tax), or 2 cents per diluted share. Adjustments to the second quarter 2006 results included items that decreased income from continuing operations by $5.4 million (after-tax), or 5 cents per diluted share.

Timothy M. Ring, chairman and chief executive officer, commented, “Despite a challenging quarter in our Surgical Specialties category, we delivered earnings performance above our 14 percent EPS growth target. Customer demand for our products continues to be healthy. Our focus remains on execution, especially as it relates to the productivity of our R&D and business development pipelines.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, N.J., is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to our March 31, 2007 10Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$545,700	$496,500	$1,073,900	$962,400
Costs and expenses:
Cost of goods sold	216,600	194,800	423,100	372,900
Marketing, selling & administrative expense	160,500	153,300	314,200	295,600
Research & development expense	35,100	37,200	65,200	75,500
Interest expense	3,000	4,500	5,900	9,200
Other (income) expense, net	(8,800)	(7,600)	(16,200)	(15,300)

Total costs and expenses	406,400	382,200	792,200	737,900

Income from continuing operations before tax provision	139,300	114,300	281,700	224,500

Income tax provision	41,800	33,200	82,600	61,900

Income from continuing operations	$97,500	$81,100	$199,100	$162,600

Income (loss) from discontinued operations, net of tax	—	300	—	(100)

Net Income	$97,500	$81,400	$199,100	$162,500

Basic earnings per share from continuing operations	$0.94	$0.78	$1.93	$1.57
Basic earnings per share from discontinued operations	—	—	—	—
Basic earnings per share	$0.94	$0.79	$1.93	$1.57

Diluted earnings per share from continuing operations	$0.91	$0.76	$1.86	$1.52
Diluted earnings per share from discontinued operations	—	—	—	—
Diluted earnings per share	$0.91	$0.76	$1.86	$1.52

Wt. avg. common shares outstanding - basic	103,600	103,500	103,400	103,700

Wt. avg. common shares outstanding - diluted	106,900	107,000	106,800	107,000

Product Group Summary of Net Sales

(in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2007	2006	Change	Constant Currency	2007	2006	Change	Constant Currency
Vascular	$135,900	$119,700	14%	10%	$263,600	$233,400	13%	10%
Urology	160,900	147,500	9%	8%	316,100	280,200	13%	11%
Oncology	141,900	117,000	21%	20%	269,700	228,000	18%	17%
Surgical Specialties	86,500	94,500	-8%	-10%	183,600	182,600	1%	-1%
Other	20,500	17,800	15%	13%	40,900	38,200	7%	6%

Reported sales	$545,700	$496,500	10%		$1,073,900	$962,400	12%

FX impact	—	9,000			—	17,100

Con. currency	$545,700	$505,500		8%	$1,073,900	$979,500		10%

Reconciliation of Earnings From Continuing Operations

(in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2007
	Research & Development	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Income From Continuing Operations	Diluted Earnings Per Share
GAAP basis	$35.1	$(8.8)	$41.8	$97.5	$0.91
Items impacting comparability of results between periods:
Purchased research & development	$(1.6)	$—	$0.1	$1.5

Total	$(1.6)	$—	$0.1	$1.5	$0.02

Adjusted basis	$33.5	$(8.8)	$41.9	$99.0	$0.93

	Quarter Ended June 30, 2006
	Research & Development	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Income From Continuing Operations	Diluted Earnings Per Share
GAAP basis	$37.2	$(7.6)	$33.2	$81.1	$0.76
Items impacting comparability of results between periods:
Purchased research & development	$(6.4)	$—	$—	$6.4
Investment gains	$—	$1.6	$(0.6)	$(1.0)

Total	$(6.4)	$1.6	$(0.6)	$5.4	$0.05

Adjusted basis	$30.8	$(6.0)	$32.6	$86.5	$0.81

	Six Months Ended June 30, 2007
	Research & Development	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Income From Continuing Operations	Diluted Earnings Per Share
GAAP basis	$65.2	$(16.2)	$82.6	$199.1	$1.86
Items impacting comparability of results between periods:
Purchased research & development	$(1.6)	$—	$0.1	$1.5

Total	$(1.6)	$—	$0.1	$1.5	$0.02

Adjusted basis	$63.6	$(16.2)	$82.7	$200.6	$1.88

	Six Months Ended June 30, 2006
	Research & Development	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Income From Continuing Operations	Diluted Earnings Per Share
GAAP basis	$75.5	$(15.3)	$61.9	$162.6	$1.52
Items impacting comparability of results between periods:
Purchased research & development	$(16.8)	$—	$4.1	$12.7
Investment gains	$—	$1.6	$(0.6)	$(1.0)

Total	$(16.8)	$1.6	$3.5	$11.7	$0.11

Adjusted basis	$58.7	$(13.7)	$65.4	$174.3	$1.63

Notes to Consolidated Statements of Income

•

For the second quarter of 2007, research and development expense included a charge of approximately $1.6 million pretax for purchased research and development ($1.5 million after-tax), or $0.02 diluted earnings per share from continuing operations.

•

For the second quarter of 2006, in addition to interest income and exchange gains and losses, other (income) expense, net included investment gains of approximately $1.6 million pretax ($1.0 million after-tax). For the second quarter ended June 30, 2006, research and development expense included a charge of approximately $6.4 million pretax for purchased research and development ($6.4 million after-tax). In total, these certain items decreased income from continuing operations by $5.4 million after-tax, or $0.05 diluted earnings per share from continuing operations.

•

For the six months ended June 30, 2007, research and development expense included a charge of approximately $1.6 million pretax for purchased research and development ($1.5 million after-tax), or $0.02 diluted earnings per share from continuing operations.

•

For the six months ended June 30, 2006, in addition to interest income and exchange gains and losses, other (income) expense, net included investment gains of approximately $1.6 million pretax ($1.0 million after-tax). For the six months ended June 30, 2006, research and development expense included charges of approximately $16.8 million pretax for purchased research and development ($12.7 million after-tax). In total, these certain items decreased income from continuing operations by $11.7 million after-tax, or $0.11 diluted earnings per share from continuing operations.

In the first quarter 2007, the company completed its previously disclosed plan to withdraw from the synthetic bulking market and discontinue the sale of the Tegress™ synthetic bulking product, which was formerly reported in the Urology product group. Consequently, the company accounts for this withdrawal as a discontinued operation for all periods referred to in this release.

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) research & development expense excluding payments for purchased research and development; (2) other (income) expense, net excluding investment gains, (3) income tax provision excluding the tax effect of the items set forth in (1) and (2) above; (4) income from continuing operations excluding the items set forth in (1) through (3) above; and (5) diluted earnings per share from continuing operations excluding the items set forth in (1) through (3) above.

The company excluded the items described above because they may cause certain statement of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures (1) to establish financial and operational goals, (2) to monitor the company’s actual performance in relation to its business plan and operating budgets, (3) to evaluate the company’s core operating performance and understand key trends within the business, and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.